Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

July 2, 2026

Gazelle Parent, Inc.

101 Lindenwood Drive, Suite 225

Malvern, Pennsylvania 19355

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by Gazelle Parent, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 36,878,144 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”).

The Registered Shares are to be issued or reserved for issuance pursuant to the terms of the Agreement and Plan of Merger, dated as of April 14, 2026 (the “Merger Agreement”), by and among the Company, Obsidian Therapeutics, Inc., a Delaware corporation (“Obsidian”), Galera Therapeutics, Inc., a Delaware corporation (“Galera”), Onyx MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Obsidian Merger Sub”), and Gazelle Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Galera Merger Sub”). The Merger Agreement provides, among other things, that (i) Obsidian Merger Sub will merge with and into Obsidian, with Obsidian surviving the merger and becoming a wholly owned subsidiary of the Company (the “Obsidian Merger”), and (ii) immediately following the effective time of the Obsidian Merger, Galera Merger Sub will merge with and into Galera, with Galera surviving the merger and becoming a wholly owned subsidiary of the Company (the “Galera Merger” and, together with the Obsidian Merger, the “Mergers”). Following the Mergers, each of Obsidian and Galera will be a subsidiary of the Company, and the Company will become a publicly traded company.

The Registered Shares consist of (i) 31,472,367 shares of Common Stock expected to be issuable to securityholders of Obsidian and Galera at the effective time of the Obsidian Merger and the Galera Merger, respectively (the “Merger Shares”), pursuant to Section 2.5(b) and Section 2.6(c) of the Merger Agreement, respectively; (ii) 5,355,802 shares of Common Stock expected to be issuable pursuant to outstanding Obsidian and Galera equity awards (the “Equity Award Shares”), pursuant to Section 2.5(g) and Section 2.6(i) of the Merger Agreement, respectively; and (iii) 49,975 shares of Common Stock expected to be issuable upon exercise of those certain warrants to purchase stock, dated as of February 17, 2023, by and between Galera and the holders party thereto, which will be assumed by the Company in connection with the Mergers (the “Galera Exchangeable Warrants,” and such shares, the “Warrant Shares”) pursuant to Section 2.6(d) of the Merger Agreement.

Gazelle Parent, Inc.

July 2, 2026

The Galera Exchangeable Warrants will be assigned to and assumed by the Company pursuant to a Warrant Assumption Agreement to be entered into by and among Galera, the Company, and the warrant agent for the Galera Exchangeable Warrants (the “Warrant Agent”), in connection with the consummation of the Mergers (the “Warrant Assumption Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Merger Agreement, the Company’s certificate of incorporation, the form of Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.3 to the Registration Statement (the “A&R Charter”), the form of Amended and Restated Bylaws of the Company, filed as Exhibit 3.4 to the Registration Statement (the “A&R Bylaws”), the Galera Exchangeable Warrants, the form of Warrant Assumption Agreement and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Merger Agreement and the issuance of the Registered Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that each of Galera, the Company and the Warrant Agent will duly authorize, execute and deliver the Warrant Assumption Agreement, and that the Warrant Agent (i) is validly existing and (ii) has duly authorized, executed and delivered the Galera Exchangeable Warrants and has all requisite legal ability to do so. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1. Each Merger Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the A&R Charter shall have been filed in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); (iii) the applicable Merger shall have become effective under the DGCL and (iv) a certificate representing such Merger Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if the Merger Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Merger Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

Gazelle Parent, Inc.

July 2, 2026

2. Each Equity Award Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the A&R Charter shall have been filed in accordance with the DGCL; (iii) the applicable Merger shall have become effective under the DGCL and (iv) a certificate representing such Equity Award Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Equity Award Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Equity Award Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement and the related equity award and any applicable agreement or plan and, if applicable, payment of the agreed consideration therefor (not less than the par value thereof).

3. Each Galera Exchangeable Warrant will constitute the valid and binding obligation of the Company when assumed pursuant to the terms of the applicable Galera Exchangeable Warrant and the Merger Agreement and upon the execution and delivery of the Warrant Assumption Agreement by the parties thereto.

4. Each Warrant Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the A&R Charter shall have been filed in accordance with the DGCL; (iii) the Galera Merger shall have become effective under the DGCL and (iv) a certificate representing such Warrant Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Warrant Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Share to the person entitled thereto, in each case against payment of the agreed consideration therefore (not less than the par value thereof) and in accordance with the terms of the applicable Galera Exchangeable Warrant.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP